EXHIBIT 11.01
                                                                   -------------

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,
                                                             -----------------------------------------
                                                                    2004                  2003

                                                              -------------         -------------
          Loss applicable to common stockholders              $      (6,832)        $     (12,761)
                                                              =============         =============

          Basic and diluted:

          Weighted average shares of common stock
              outstanding                                       144,123,600            65,030,504


                                                              -------------         -------------
          Weighted average shares used in
              computing basic and diluted net loss per
              share                                             144,123,600            65,030,504

          Basic and diluted net loss per share                $       (0.05)        $       (0.20)
                                                              =============         =============



                                                                       SIX MONTHS ENDED
                                                                            JUNE 30,
                                                             -----------------------------------------
                                                                   2004                  2003
                                                              -------------         -------------

          Loss applicable to common stockholders              $     (17,837)        $     (26,064)
                                                              =============         =============

          Basic and diluted:

          Weighted average shares of common stock
              outstanding                                       140,291,576            64,981,319


                                                              -------------         -------------
          Weighted average shares used in
              computing basic and diluted net loss per
              share                                             140,291,576            64,981,319


          Basic and diluted net loss per share                $       (0.13)        $       (0.40)
                                                              =============         =============

THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.